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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

         Date of Report (Date of earliest event reported):  MAY 15, 2002

                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)

          DELAWARE                      000-26091                52-2135448
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)

  110 TURNPIKE ROAD, SUITE 203                                       01581
   WESTBOROUGH, MASSACHUSETTS                                      (Zip Code)
    (Address of principal
      executive offices)

                                 (508) 871-7046
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         Enron North America Corp. ("ENA"), a wholly owned subsidiary of Enron Corp. which filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court"), is a party to shipper contracts obligating ENA to pay for 3.4% of Northern Border Pipeline Company's contracted capacity on an annualized basis. TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company, a Texas general partnership. On April 9, 2002, Northern Border Pipeline Company ("NBPL") filed with the Bankruptcy Court a motion to compel ENA to assume or reject their executory contracts and for authorization to terminate their contracts with the hearing set for May 16, 2002 ("Motion").

         On May 15, 2002, NBPL and ENA entered into a Stipulation and Order resolving the Motion. The Stipulation and Order was filed on May 16, 2002 seeking Bankruptcy Court approval. Its principal terms provide that ENA agrees that upon the entry of the Stipulation and Order by the Court ("Effective Date") all but one of their contracts shall be deemed rejected and terminated. NBPL agrees within five business days of the Effective Date to post the capacity (constituting approximately 1.7% of the total capacity previously held by ENA) and to award that capacity (or portions thereof) to bidders in accordance with its Tariff. For the remaining contract (covering the remaining 1.7% of capacity held by ENA), ENA agrees to effect a permanent capacity release, an assumption, or a rejection on or before October 31, 2002. Prior to that action by ENA, NBPL may act on behalf of ENA as necessary to post capacity available under this contract, and award the capacity on an interim basis in accordance with its Tariff. Payments actually realized by NBPL for capacity awarded in respect of any of these contracts shall act as mitigation of NBPL's claims against ENA. Under the Stipulation and Order, ENA and NBPL reserve all of their rights, claims, objections, and defenses, including without limitation, those in respect of (i) any unpaid prepetition claims, (ii) any rejection damage claims under 11 U.S.C. Sections 365 and 502(a) and (iii) any unpaid administrative expense claims that could be asserted by NBPL.

         Objections to the Stipulation and Order may be filed by third parties until June 10, 2002. The Stipulation and Order is scheduled to be presented at the June 13, 2002 hearing for Bankruptcy Court approval.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         None.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            TC PipeLines, LP

                                            By: TC PipeLines GP, Inc.,
                                                its general partner


Dated: May 24th, 2002                     By:  /s/ Russell K. Girling
                                                ------------------------------
                                                Russell K. Girling
                                                Chief Financial Officer


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